SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GLOBAL CONSUMER ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	26-0469120 (I.R.S. Employer Identification No.)

1370 Avenue of the Americas 28th Floor New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-144799

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange
Common Stock, par value of $0.0001 per share	American Stock Exchange
Warrants, exercisable for Common Stock at an exercise price of $7.50 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

None

Item 1: Description of Registrant’s Securities to be Registered
Item 2: Exhibits
SIGNATURE

Item 1: Description of Registrant’s Securities to be Registered
          The securities to be registered hereby are the units, common stock and warrants of Global Consumer Acquisition Corp. (the “Company”). The description of the units, common stock and warrants appearing under the caption “Description of Securities” in the Prospectus included in Amendment No. 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-144799), filed with the Securities and Exchange Commission on November 6, 2007, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.
Item 2: Exhibits
          The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description

3.1*	Certificate of Incorporation
3.2***	Form of Amended and Restated Certificate of Incorporation
3.3*	By-laws
4.1**	Specimen Unit Certificate
4.2**	Specimen Common Stock Certificate
4.3***	Specimen Warrant Certificate
4.4***	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.3***	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders

*	Incorporation by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-1 (Registration No. 333-144799)

**	Incorporation by reference to the corresponding exhibit of the same number filed with Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-144799)

***	Incorporation by reference to the corresponding exhibit of the same number filed with Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-144799)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Global Consumer Acquisition Corp.
By:	/s/ Jason N. Ader
	Name:	Jason N. Ader
	Title:	Executive Chairman

Date: November 6, 2007

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